EXHIBIT 10.14

FIRST AMENDMENT

TO

Axion International Holdings, Inc. 2010 Stock Plan

This FIRST AMENDMENT TO Axion International Holdings, Inc. 2010 Stock Plan (this “First Amendment”) is effective as of November 20, 2013.

1.          Amendments. The Axion International Holdings, Inc. 2010 Stock Plan (the “Plan”) is hereby amended as follows:

(a)          Section 3(a) of the Plan is hereby amended and restated as follows:

“(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be Two Million (2,000,000), or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.”

2.          Effectiveness of the Plan. Except as set forth in this First Amendment, all of the terms of the Plan shall remain unchanged and in full force and effect.

3.          Execution. To record this First Amendment, the Corporation has caused its authorized officer to execute the same.

Axion International Holdings, Inc.,
a Colorado corporation

By:	/s/ Steven Silverman
Name: Steven Silverman
Title: President and Chief Executive Officer